Exhibit 1

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1995
                              (UNAUDITED)


                        ASSETS

  PROPERTY
  Furniture and Equipment                                $1,256,994.50
  Intangible Assets                                          56,764.47
                                                         -------------
       Total Property                                     1,313,758.97
                                                         -------------
  INVESTMENTS
  Investment in FPN                                       3,108,863.44
  Investment in Entergy SASI, Inc.                      138,500,000.00
  Earnings from Entergy SASI, Inc.                      (33,503,130.03)
  Other Investments                                           1,026.00
  Special Deposits                                           30,000.00
                                                        --------------
                                                        108,136,759.41
                                                        --------------
  CURRENT & ACCRUED ASSETS
  Cash                                                    1,805,742.79
  Working Funds/Travel Advances                             116,550.00
  Temporary Cash Investments                              1,994,328.68
  Accounts Receivable                                        35,333.66
  Accounts Receivable - Associated Companies             13,070,205.56
  Accrued Interest                                              931.17
                                                        --------------
       Total Current and Accrued Assets                  17,023,091.86
                                                        --------------
  DEFERRED DEBITS
  FPN License (Net of Amortization)                       1,773,859.65
  Accumulated Deferred Income Tax-Fed & State             6,181,678.84
  Miscellaneous Deferred Debits                            (504,582.45)
                                                       ---------------
       Total Deferred Debits                              7,450,956.04
                                                       ---------------
            Total Assets                               $133,924,566.28
                                                       ===============

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1995
                              (UNAUDITED)


                       CAPITAL

  Common Stock                                       $  54,400,000.00
  Miscellaneous Paid-in Capital                        125,000,000.00
  Retained Earnings                                    (48,595,185.51)
  Retained Earnings - Unrealized Holding Losses         (3,903,199.56)
                                                     ----------------
       Total Capital                                   126,901,614.93
                                                     ----------------
                     LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                                       1,364,789.10
  Accounts Payable to Associated Companies                 598,139.35
  Taxes Accrued                                           (643,620.63)
  Tax Collections Payable                                  (34,191.84)
  Miscellaneous Current & Accrued Liabilities            1,733,735.85
                                                     ----------------
       Total Current & Accrued Liabilities               3,018,851.83
                                                     ----------------
                  DEFERRED CREDITS

  Other Deferred Credits                                 4,004,099.52
                                                     ----------------
       Total Deferred Credits                            4,004,099.52
                                                     ----------------
       Total Liabilities                                 7,022,951.35
                                                     ----------------
            Total Capital & Liabilities              $ 133,924,566.28
                                                     ================

 These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                    UNCONSOLIDATED INCOME STATEMENT
                  NINE MONTHS ENDED SEPTEMBER 30, 1995
                              (UNAUDITED)


                       REVENUE

  Services Rendered Non-Associates                    $    115,723.98
  Services Rendered Associates                          11,427,803.81
  Equity in Earnings of Subsidiaries                   (17,256,182.80)
  Miscellaneous Income                                           0.00
  Interest Income                                          123,849.70
                                                      ---------------
       Total Revenue                                    (5,588,805.31)
                                                      ---------------
                       EXPENSES

  Salaries, Wages and Benefits                           8,587,236.76
  Outside Services                                       4,244,951.79
  Rent                                                     878,778.64
  Administrative and General                             3,357,118.52
  Active Development Credit                             (2,490,545.72)
  Insurance                                                 50,500.30
  Directors' Fees and Expenses                              25,937.00
                                                      ---------------
       Total Administrative and General Expense         14,653,977.29
                                                      ---------------
  Taxes Other Than Income                                   12,113.52
  Depreciation and Amortization                            362,488.49
  Amortization of SASI Organization Costs                   18,920.42
  Amortization of FPN Organization Costs                   469,551.15
  Miscellaneous Expenses                                    55,125.89
                                                      ---------------
       Total Expenses                                   15,572,176.76
                                                      ---------------
  Interest Expense                                               0.00
                                                      ---------------
  Income (Loss) Before Income Taxes                    (21,160,982.07)

  Income Taxes - Federal                                    53,236.95
  Income Taxes - State (Benefit)                          (356,434.30)
  Provision for Deferred Income Taxes - Federal         (1,359,099.42)
  Provision for Deferred Income Taxes - State             (269,744.92)
                                                      ---------------
  Net Income (Loss)                                   $(19,228,940.38)
                                                      ===============

These are interim financial statements prepared without notes.